Posting Supplement No. 101 dated January 21, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 329515

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
329515	$3,725	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 329515. Member loan 329515 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,197 / month
Current employer:	Anchor Intelligence, Inc.	Debt-to-income ratio:	1.95%
Length of employment:	5 months	Location:	Sunnyvale, CA

Home town:	Palo Alto
Current & past employers:	Anchor Intelligence, Inc., adap.tv, Navio, Casabi, Remtech Services, Lawrence Livermore National Labs, Google Inc., ELA, Beyond.com, eBay Inc., Informix, Red Brick Systems, Warthman Associates
Education:	UC Berkeley

This borrower member posted the following loan description, which has not been verified:

This money is to re-invest as I see fit.

A credit bureau reported the following information about this borrower member on April 5, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	30
Revolving Credit Balance:	$8,347.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367694

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367694	$2,750	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367694. Member loan 367694 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$350 / month
Current employer:	Clark University	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	Watertown, MA

Home town:	Quincy
Current & past employers:	Clark University, Target, Seven Hills Foundation, L. F. Luchner
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

I'm finishing my undergraduate degree at Clark University in Worcester, MA this spring and need a small loan to help pay for my final semester. My degree is in psychology with a minor in entrepreneurship. I work between 20-30 hours per week which is more than enough to make monthly repayments.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369457

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369457	$15,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369457. Member loan 369457 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,175 / month
Current employer:	speed zone auto sales llc	Debt-to-income ratio:	12.57%
Length of employment:	12 years	Location:	Hamburg, NY

Home town:	Corning
Current & past employers:	speed zone auto sales llc, Bob Moore Autoplex
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off my Ge money loan, Bank of america credit card and citi bank credit card. I am consolidating all of my debts and recently sold a condo and have paid off my HELOC Entirely, both of my cars are fully paid and am trying to pay off all credit cards now and consolidate into 1 payment and then pay that off ASAP. Currently my goal is to be debt free by the end of 2010 and hope to do it sooner. I currently have a balance of $5400 on my Bofa card, $8100 on my ge money loan and $2000 on my citi bank credit card. currently I make about $500 a month in payments to all 3 of these which enables me to pay off interest and some principal every month. The rate on my bank of america card and citi card are too high and I am trying to pay these off ASAP. I am posting this publicly to obtain a loan so that I can consolidate all of my debts into 1 payment I will repay this loan with interest as agreed upon or better. Thank you, Abe Sabir Hamburg, NY

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	46
Revolving Credit Balance:	$14,252.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370458

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370458	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370458. Member loan 370458 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	n/a	Debt-to-income ratio:	12.93%
Length of employment:	n/a	Location:	Playa del Rey, CA

Home town:
Current & past employers:	Magellan Health Services
Education:	Pacifica Graduate Institute

This borrower member posted the following loan description, which has not been verified:

Tuition, housing, fees, travel expenses

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,231.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371043

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371043	$5,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371043. Member loan 371043 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,708 / month
Current employer:	Retired	Debt-to-income ratio:	17.54%
Length of employment:	n/a	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Retired, Rockwell International Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to fund the start-up of a home-based business.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1972	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	23
Revolving Credit Balance:	$98,099.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371347

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371347	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371347. Member loan 371347 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	American Cleaners & Laundry Inc.	Debt-to-income ratio:	13.70%
Length of employment:	8 years 8 months	Location:	Santa Maria, CA

Home town:	San Luis Obispo
Current & past employers:	American Cleaners & Laundry Inc.
Education:	California Lutheran University

This borrower member posted the following loan description, which has not been verified:

My credit card rates are at a very high interest rate that will never allow me to have them paid off with payments that are affordable. If I could refinance and get a lower interest rate that would allow me to pay off the debt in a resonable time that would help a lot.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,129.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371441

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371441	$1,875	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371441. Member loan 371441 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Enviro-Rents Inc.	Debt-to-income ratio:	19.06%
Length of employment:	18 years 7 months	Location:	Kings Beach, CA

Home town:	camden
Current & past employers:	Enviro-Rents Inc., North Tahoe PUD
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

Thank You for taking the time to consider my loan request. I am currently seeking a loan for my business. This loan will be used to consolidate a high interest credit card and to make final payments on two 2008 pre-season merchandise invoices. I have owned and operated this growing adventure sports business for over 18 years. The business has been located on the North Shore of Lake Tahoe for that entire time. We carry Hobie, Wilderness Systems, Perception Kayaks, sailboats and stand-up paddleboards etc half of the year and then we add winter gear skis, snow shoes and soft goods for the second half of the year. This growing business consists of a retail store front location on the busiest intersection on the north shore. We also have an outdoor lake front space in back of shop that is next to public beach park for our kayak and sailboat rentals. There is not a better location on the lake for what we do. We also offer online sales. Our third quarter of 2008 was our best quarter to date with a net of 240,000.00. We sold more kayaks and sailboats than ever before and also increased our rentals and guided tour business. One reason I seek this loan is to pay off the remaining kayak inventory. In the kayak world you must order pre-season to have boats in stock while ?in season? estimating exactly how many you will need is impossible so we always carry some extras throughout the off season. This is also necessary in order to have off season sales (we sold three $800 kayaks last week). I am a healthy 51 year old husband and father. I have been married for 27 years. I have two wonderful children ages 20 and 26. My wife is a special needs school teacher and I also have a part time job that pays me a salary of just over $500 a week. I can work the business during the day and work my salary job at night when I am needed. I can be trusted to pay back this loan in a timely consistent manner. My goal is to pay this loan back by the end of the summer. This business has grossed (in one day) $12,500.00 the amount of this loan request. Thank You Again, Harry King

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,835.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371589

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371589	$4,200	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371589. Member loan 371589 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	apco graphics	Debt-to-income ratio:	22.09%
Length of employment:	13 years 2 months	Location:	douglasville, GA

Home town:	washington D.C.
Current & past employers:	apco graphics
Education:

This borrower member posted the following loan description, which has not been verified:

I have some repair work that needs to be done on the back sunroom/porch.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,166.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371909

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371909	$15,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371909. Member loan 371909 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	West Boca Medical Center	Debt-to-income ratio:	8.14%
Length of employment:	10 years	Location:	BOCA RATON, FL

Home town:	Rahway
Current & past employers:	West Boca Medical Center, Delray Medical Center, Roselle Park Police Department
Education:	Lynn University

This borrower member posted the following loan description, which has not been verified:

I would like to use a personal loan to consolidate my credit cards.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	25
Revolving Credit Balance:	$13,333.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372028

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372028	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372028. Member loan 372028 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,279 / month
Current employer:	State Department Federal	Debt-to-income ratio:	21.64%
Length of employment:	5 years 3 months	Location:	Alexandria, VA

Home town:	Alexandria
Current & past employers:	State Department Federal
Education:	George Mason University

This borrower member posted the following loan description, which has not been verified:

I need to consolidate all of my high interest loans and accounts with an exception of my car loan.

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,227.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 372130

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372130	$5,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372130. Member loan 372130 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	International network solutions	Debt-to-income ratio:	9.52%
Length of employment:	4 years	Location:	HOLLYWOOD, FL

Home town:
Current & past employers:	International network solutions
Education:	Broward Community College

This borrower member posted the following loan description, which has not been verified:

This Loan is to help me with school and to catch up on bills

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,840.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372144

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372144	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372144. Member loan 372144 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	SC Law Enforcement Division	Debt-to-income ratio:	11.24%
Length of employment:	11 years	Location:	IRMO, SC

Home town:	Greenwood
Current & past employers:	SC Law Enforcement Division
Education:	University of South Carolina-Columbia (USC), Winthrop University

This borrower member posted the following loan description, which has not been verified:

This loan will allow me to pay off a card card and another purchase at a lower interest rate.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	62
Revolving Credit Balance:	$3,649.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372330	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372330. Member loan 372330 was requested on January 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$32,500 / month
Current employer:	Self	Debt-to-income ratio:	15.68%
Length of employment:	18 years	Location:	Las Vegas, NV

Home town:	Santa Ana
Current & past employers:	Self, Gymboree / Owner
Education:

This borrower member posted the following loan description, which has not been verified:

We want to pay off past due taxes for business using a reasonably priced loan. Cash flow has been good but not enough to pay entire amount for prior accounting mistake regarding taxes (2 quarters of 941's totaling $35,000). We are now enrolled with Paychex payroll services and they make appropriate deposits. Prior manager of the restaurant made mistakes and we, the owners, have now taken over management. Web site is www.mezzobistro.com. The restaurant is very popular because of quality and pricing and was just named as one of the top 10 restaurants in Las Vegas (December 2008 Review Journal Newspaper). Opened in January 2008 and has grossed over $75,000. per month since with August and December going over $100,000.00.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,217.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 372378

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372378	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372378. Member loan 372378 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Back to the Garden	Debt-to-income ratio:	12.15%
Length of employment:	2 years	Location:	ATHENS, GA

Home town:	Athens
Current & past employers:	Back to the Garden
Education:	UGA

This borrower member posted the following loan description, which has not been verified:

I'm enrolling in five week truck driver training school to obtain a commercial driver's license. There is guaranteed employment upon graduation. I hope to start out the new year with increased income with the goal of making real estate investments when the housing market bottoms out.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,643.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372401	$7,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372401. Member loan 372401 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,770 / month
Current employer:	Siemens E and A	Debt-to-income ratio:	14.05%
Length of employment:	24 years	Location:	Fort Worth, TX

Home town:	Fort Worth
Current & past employers:	Siemens E and A, Siecor (now Corning)
Education:	Texas Wesleyan University

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay for daughters wedding. Expenses include but not limited to wedding dress, announcements, wedding venue, reception.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	29
Revolving Credit Balance:	$5,265.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372419

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372419	$13,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372419. Member loan 372419 was requested on January 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Best Buy Co. Inc.	Debt-to-income ratio:	21.11%
Length of employment:	8 years 4 months	Location:	PALMYRA, VA

Home town:	Portsmouth
Current & past employers:	Best Buy Co. Inc.
Education:	Embry Riddle Aeronautical University-Extended Campus

This borrower member posted the following loan description, which has not been verified:

Have a loan through Band of America at 19% APR which is pretty high. I'm a responsible person with a very stable job at a great company ( 8 years ). I've never made 1 single late payment in my life.

A credit bureau reported the following information about this borrower member on January 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,411.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372465	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372465. Member loan 372465 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Freelance Broadcast & Music	Debt-to-income ratio:	13.57%
Length of employment:	25 years	Location:	Orlando, FL

Home town:	denver
Current & past employers:	Freelance Broadcast & Music, Orange County Goverment
Education:	Unviversity of Central Florida, Valencia Community College

This borrower member posted the following loan description, which has not been verified:

I have some unexpected expenses, and some old debts I want to discharge, and consolidate into a singular payment. I have a couple of 401 ks' I have been attempting to pull from, but do to restrictions on time between the request, and the last contributions to those accounts,I cannot access either account, as far as a withdrawal is concerned. So, having heard about this process I figured it was worth a try. I would rather just use money I "have", but given that i cant excercise that option, it forces the need to take out a loan. So, here I am. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	49
Revolving Credit Balance:	$27,254.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372469

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372469	$4,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372469. Member loan 372469 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Advantage Business Consulting	Debt-to-income ratio:	15.47%
Length of employment:	1 year 8 months	Location:	Lebanon, OH

Home town:	Loveland
Current & past employers:	Advantage Business Consulting, U.S. Bank Arena
Education:	Ohio State University

This borrower member posted the following loan description, which has not been verified:

My fiancee is currently in a custody trial with the biological father of her beautiful 4 year old daughter. He hasn't seen her in 3 and 1/2 years. Jacqueline is a wonderful mother who is looking out for the best interest of her daughter, and needs help to pay for council for this trial. We have put $4000 into the case ourselves, which will be exhausted soon, and the lawyer operates on a retainer system, so we need another $4000 up front. Given initial court cost estimates we don't expect the entire retainer to be used and we hope to be able to pay a large portion of the loan off in a lump sum I am currently living with my parents. I have no rent, and minimal expenses. I pay 300 a month on a car, which will be paid off in April. I pay about $100 dollars on a cell phone a month. I also pay about $200 toward health insurance. The rest is going towards savings for our lives together. I can easily put this payment into my budget without too much stress. Also, my fiancee will be helping on this loan, even though her income isn't counted for the credit purposes. She makes an additional $25,000 a year.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,321.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372486

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372486	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372486. Member loan 372486 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,458 / month
Current employer:	Boaz City School System	Debt-to-income ratio:	22.42%
Length of employment:	10 years	Location:	Boaz, AL

Home town:	Shepherd AFB
Current & past employers:	Boaz City School System, Alabama State Department of Education, Marshall County Board of Education, Sand Mountain Christian School - Albertville, AL
Education:	Lee University, TN, The University of Alabama, Tuscaloosa, Alabama A&M University, Snead State Community College, Boaz AL, Appalachian High School - AL, Lindhurst High School - CA, Marysville High School - CA

This borrower member posted the following loan description, which has not been verified:

I have two unsecured loans totaling approximately 15,000.00. One with Beneficial and one with Citi Bank. I want to lower the interest rate and term. I would like to borrow for no more than five years and no less than three. With the economy as it is I am trying to get a handle on my finances. I have recently refinanced my home at a lower interest rate and term. So...this is another step in the process for me. On my credit report you will find that Primus indicates a charged off account but it is not charged off...I make timely negotiated monthly payments. I offer this info for full disclosure. This loan would allow me the pleasure to breathe a little during these difficult times. Regardless of your ability to offer me what I need...I am responsible for these credit obligations and am making timely payments...I am not delinquent nor late. Thank you for your thoughtful consideration.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2,009.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 372592

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372592	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372592. Member loan 372592 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Barrick Goldstrike	Debt-to-income ratio:	17.64%
Length of employment:	8 years	Location:	ELKO, NV

Home town:	Idaho Falls
Current & past employers:	Barrick Goldstrike
Education:

This borrower member posted the following loan description, which has not been verified:

Need to pay off credit cards

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,663.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372619

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372619	$14,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372619. Member loan 372619 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Roman Catholic Diocese San Diego	Debt-to-income ratio:	21.05%
Length of employment:	3 years	Location:	Poway, CA

Home town:	Sacramento
Current & past employers:	Roman Catholic Diocese San Diego, Envoy Pictures
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I have had excellent credit my whole life. My wife and I opened a fitness studio in November of 2007 and I financed it with my credit at a fixed 8.99% (equivalent to a business loan from the bank). Our credit merchant company went under and we had to switch, in turn delaying our credit card income. Consequently, our payment for our business debt was delayed by a week and Chase put us in default and raised our rate to 26.1%. This is clearly an unacceptable and relentless apr for a small business. We are adamant about paying off our business debt and were happy with our lender. But they are not willing to drop the apr back down, so we need a better option.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	53
Revolving Credit Balance:	$17,984.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372621

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372621	$5,750	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372621. Member loan 372621 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Blackboard	Debt-to-income ratio:	2.59%
Length of employment:	1 year 10 months	Location:	Washington, DC

Home town:	Baltimore
Current & past employers:	Blackboard, Emagination Network, LLC, Social Solutions, Inc.
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

For 10 years, I have paid every single bill on time. Not a single time was I late to pay. That is, until I recently moved. Even though I informed the bank of my move and put a forwarding order in with the post office, I received my statement in the mail several days after it was due. Despite my shrinking debt, my immediate payment and my excellent payment history, the bank has now jacked my interest rate up to an astonishing amount. Worse yet, the bank applies my payments to the lowest interest rate portions first, while the higher rate purchases simply keep accruing interest. I have realized that there are a lot of games that traditional banks play to 'trap' and exploit their customers. So I really don't want to do business with them anymore if I can help it. I want to close my credit card account with this bank to protect my future. I am looking for a loan to match (or come very close to) the rate of my credit card balance before this one late payment: 3.99% I have the ability to transfer the balance to a different credit card, but then I would be charged an additional 3% up-front for the privilege, and that really doesn't help me financially. Thanks for considering helping me!

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,231.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372733

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372733	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372733. Member loan 372733 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	SNL Financial	Debt-to-income ratio:	5.93%
Length of employment:	3 years 7 months	Location:	Greentown, PA

Home town:	New Brunswick
Current & past employers:	SNL Financial
Education:	Wilkes University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate some higher-interest debt.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,761.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372753

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372753	$8,750	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372753. Member loan 372753 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Newby Insurance Agency	Debt-to-income ratio:	18.01%
Length of employment:	3 years 8 months	Location:	Westfield, IL

Home town:	Normal
Current & past employers:	Newby Insurance Agency
Education:	Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

My wife and I had laser surgery to correct our vision and were pre-approved for Care Credit. We made a little more than the minimal payments each month to "get ahead of the loan"-- only to find out that if you did not repay the entire loan within 12 months the rest of the balance jumped to an interest rate of just below 30%. That's too high! We are asking for a loan to consolidate that balance at a reasonable interest rate. Thanks.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	31
Revolving Credit Balance:	$112,549.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372766	$14,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372766. Member loan 372766 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,666 / month
Current employer:	Papyrus	Debt-to-income ratio:	14.38%
Length of employment:	10 years	Location:	SACRAMENTO, CA

Home town:	Fort Bragg
Current & past employers:	Papyrus
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I currently have 5 cards, 3 of which have very high interest rates. I would like to consolidate some or all of these credit cards and get this debt paid down as quickly as possible. I am already committed to paying as much as I can each month, but the high APRs are making it hard to get ahead.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	19
Revolving Credit Balance:	$12,837.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372839	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372839. Member loan 372839 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	u of m	Debt-to-income ratio:	21.86%
Length of employment:	8 years	Location:	saline, MI

Home town:	paris
Current & past employers:	u of m
Education:

This borrower member posted the following loan description, which has not been verified:

consolidation

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	21
Revolving Credit Balance:	$22,359.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372874	$5,650	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372874. Member loan 372874 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,600 / month
Current employer:	Santa Ana Unified School District	Debt-to-income ratio:	6.18%
Length of employment:	36 years	Location:	Santa Ana, CA

Home town:	Los Angeles
Current & past employers:	Santa Ana Unified School District
Education:	National University

This borrower member posted the following loan description, which has not been verified:

I will be paying off high interest credit cards

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,333.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372941

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372941	$5,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372941. Member loan 372941 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Little Rest Livery Inc	Debt-to-income ratio:	8.67%
Length of employment:	3 years 1 month	Location:	West Kingston, RI

Home town:	Warwick
Current & past employers:	Little Rest Livery Inc
Education:	Penn Foster

This borrower member posted the following loan description, which has not been verified:

To consolidate my debt

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,517.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372953

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372953	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372953. Member loan 372953 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	u s sugar co	Debt-to-income ratio:	16.95%
Length of employment:	30 years 1 month	Location:	buffalo, NY

Home town:	buffalo
Current & past employers:	u s sugar co, none
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards (cc) at a lower rate and within 3 or 5 years currentlly my int rate on average is about 18-20% and i make my payments on time every month and try to give more $ and my bals are the same so if i can consolidate them to a loan with a fix term . then i can be out of cc debt which would free up money to save.

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,918.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372976

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372976	$8,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372976. Member loan 372976 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Reeb Millwork Corp.	Debt-to-income ratio:	3.29%
Length of employment:	3 years 5 months	Location:	Federal Way, WA

Home town:	Buffalo
Current & past employers:	Reeb Millwork Corp., HomeStreet Bank, Home Depot
Education:	Seattle Community College-South Campus

This borrower member posted the following loan description, which has not been verified:

Due to an unforeseeable medical complication, we had to place several large medical bills onto our credit cards. We are unaccustomed to having this much debt and are uncomfortable with it being on credit cards. We feel that the choice to make a single loan payment each month will allow us greater peace of mind and continue the healing process. We are both secure in our work and anticipate that we will not need the 36 month term quoted, as the loan payments would be appreciably lower than what we currently are paying. We are delighted to see there is no prepayment penalty as well. We look forward to moving on from this situation and in working with Lending Club.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	53
Revolving Credit Balance:	$7,921.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372999

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
372999	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 372999. Member loan 372999 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	XO Communications	Debt-to-income ratio:	9.63%
Length of employment:	7 years 4 months	Location:	Littleton, CO

Home town:	Warsaw
Current & past employers:	XO Communications, Nextel Communications
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

4 year loan for $15,000 for home improvment. Would like payments to be bi-weekly.

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,181.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373006

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373006	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373006. Member loan 373006 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,356 / month
Current employer:	Rhode Island Public Transit Authority	Debt-to-income ratio:	7.34%
Length of employment:	10 years 11 months	Location:	Warwick, RI

Home town:	Providence
Current & past employers:	Rhode Island Public Transit Authority
Education:	Community College of Rhode Island

This borrower member posted the following loan description, which has not been verified:

I would like to combine my debt into one monthly payment. I pay all my bills on time and have never been late. I'm tired of making the credit card companies richer with the interest they charge. It seems as though they keep you in debt even when paying extra every month. Want a fixed rate with set terms. Thanks in advance.

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	71
Revolving Credit Balance:	$15,648.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373048

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373048	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373048. Member loan 373048 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	NYC POLICE DEPARTMENT	Debt-to-income ratio:	18.28%
Length of employment:	24 years	Location:	NEW YORK, NY

Home town:	BRONX
Current & past employers:	NYC POLICE DEPARTMENT, NYC POLICE DEPARTMENT
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will pay off credit cards.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	23
Revolving Credit Balance:	$4,826.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373052

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373052	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373052. Member loan 373052 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	school district	Debt-to-income ratio:	11.57%
Length of employment:	5 months	Location:	siloam springs, AR

Home town:	KC
Current & past employers:	school district
Education:	Park University

This borrower member posted the following loan description, which has not been verified:

To refinance credit card debt at a better rate, and help pay for a wedding.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,140.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373081	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373081. Member loan 373081 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	MEDomics, LLC	Debt-to-income ratio:	23.70%
Length of employment:	7 months	Location:	Pasadena, CA

Home town:	Orange
Current & past employers:	MEDomics, LLC
Education:	Scripps College, University of Arizona

This borrower member posted the following loan description, which has not been verified:

Paying off credit cards

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,929.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373090

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373090	$14,125	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373090. Member loan 373090 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Buckingham PM	Debt-to-income ratio:	11.24%
Length of employment:	4 months	Location:	Clearlake, CA

Home town:	Santa Rosa
Current & past employers:	Buckingham PM, DALE CARNEGIE ASSOCIATES
Education:	Heald College at Roseville

This borrower member posted the following loan description, which has not been verified:

I'm consolidating a large portion of my debt acquired during my term in college. This is to be able to make one lump sum payment a month. In the future I will be getting one more loan to clear my revolving debt. Since I have a great job now, and will be debt free in 3 years. Also I have perfect credit, i.e. I always pay on time.

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,762.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373093

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373093	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373093. Member loan 373093 was requested on January 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Oak Harbor Freightlines	Debt-to-income ratio:	5.40%
Length of employment:	1 year	Location:	Federal Way, WA

Home town:	columbus
Current & past employers:	Oak Harbor Freightlines, Don D Rutherford and Sons Inc
Education:	Southeastern Oklahoma State University

This borrower member posted the following loan description, which has not been verified:

I have two credit cards. I would give anything to rid myself of these. I am not behind,upside down,overexstended,or without solid income. Just want to be totally debt free in shortest amount of time to never again have to rely on high interest credit. score tonight was 677 because of high balance. want a debt free lifestyle once and for all!! My income is good and reliable. can pay ATLEAST 900.00/month conservative

A credit bureau reported the following information about this borrower member on January 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,130.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373105

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373105	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373105. Member loan 373105 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Certifix Management Inc.	Debt-to-income ratio:	10.04%
Length of employment:	2 years 3 months	Location:	buena park, CA

Home town:	Downey
Current & past employers:	Certifix Management Inc.
Education:	California State University Fullerton

This borrower member posted the following loan description, which has not been verified:

We have been in business for more than 2 years and very successful at what we do. We have a line of credit with the bank and have never been late, we have paid off the line of credit in full more than once and have borrowed against it for new equipment. We are looking to expand our business once more and are looking for different sources of funding. Our credit scores are very high and we have a proven track record in paying all of our debt in time. We are the fastest growing business in our sector and are backed by two responsible adults. Our loan will be used to purchase additional equipment that we will be using for contracts that have already been signed, so the equipment will be paying for itself. There are not bets or chances as to whether our business will work, because we are not a start up.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	41
Revolving Credit Balance:	$23,509.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373125	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373125. Member loan 373125 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Birmingham City Schools	Debt-to-income ratio:	5.28%
Length of employment:	12 years	Location:	Trussville, AL

Home town:	Pittsburgh
Current & past employers:	Birmingham City Schools, Bush Middle School
Education:	U.A.B.

This borrower member posted the following loan description, which has not been verified:

I am trying to pay off bills and consilidate my small debts. This well help tremendously, as I can make simple one montly payments. Thank you for your time.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	28
Revolving Credit Balance:	$6,477.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373139

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373139	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373139. Member loan 373139 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,583 / month
Current employer:	EXTREME PRINT OF FLORIDA	Debt-to-income ratio:	13.46%
Length of employment:	4 years	Location:	MIAMI, FL

Home town:	MIAMI
Current & past employers:	EXTREME PRINT OF FLORIDA
Education:

This borrower member posted the following loan description, which has not been verified:

I am buying a new print for my business which I have owned for 4 years,I have one part of the money, but I need $10.000; I want to expand my sales according to the current demand I have. Last year sales were close to $ 700.000, business keeps on coming, I want to increment my sales 50%. Revenues will surpass $ 1 million. Peaple need to advertise in this hard times and my business with flyers, business cards, brochures, has increased.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	35
Revolving Credit Balance:	$104,761.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373161

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373161	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373161. Member loan 373161 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,320 / month
Current employer:	flextronics	Debt-to-income ratio:	0.73%
Length of employment:	6 years	Location:	PORT SAINT LUCIE, FL

Home town:	Port Saint Lucie
Current & past employers:	flextronics, barnes and nobles
Education:	keiser college

This borrower member posted the following loan description, which has not been verified:

I need the loan to put into my checking account to cover charges on my debit card that may have been erroneous. these charges have to post to be disputed which will put me thousands of dollars under on my checking acct. I wish the money to cover my checking acct for these charges or any other forseeable charges that may drain my bank acct

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	61
Revolving Credit Balance:	$801.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373165

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373165	$12,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373165. Member loan 373165 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	US Army	Debt-to-income ratio:	15.30%
Length of employment:	6 years 2 months	Location:	BRONX, NY

Home town:	bonao
Current & past employers:	US Army
Education:	Troy University Online, SUNY Maritime College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate 2 loans as well as cover a few of my upcoming moving expenses. I am moving my family and I need the money.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	43
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373183	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373183. Member loan 373183 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Citysearch	Debt-to-income ratio:	10.29%
Length of employment:	7 months	Location:	Pasadena, CA

Home town:	Nashville
Current & past employers:	Citysearch
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I'm tired of having my payment dates changed, scheduling them on weekends, and pretending that they can't take a payment the next day. I'd rather pay interest to help people invest than enrich those who have plenty! I have a solid job, a stable marriage, and a good payment record. I've lent before at sites like this, and know what it's like to be burned by people giving up on their loans. I'm motivated to get out of debt, and need your help.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,840.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373202

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373202	$9,750	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373202. Member loan 373202 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Pro America Insurance Agency	Debt-to-income ratio:	18.42%
Length of employment:	2 months	Location:	Estero, FL

Home town:	Cleveland
Current & past employers:	Pro America Insurance Agency, Scion Entertainment Inc.
Education:	Florida Gulf Coast University

This borrower member posted the following loan description, which has not been verified:

I am consolidating my credit card debt as to lower the monthly interests on all cards. I have taken a semester off from school to work so that I can stay current on my debts and avoid a drop in my credit score.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,334.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373213	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373213. Member loan 373213 was requested on January 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Warner Music Group	Debt-to-income ratio:	12.01%
Length of employment:	2 years 10 months	Location:	Santa Monica, CA

Home town:	Pasadena
Current & past employers:	Warner Music Group, Lockheed Martin Corp., Keane Inc., Northrop Grumman
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

Thank you for taking the time to read this. My fiance and I are looking forward to getting married in a few months but are also having to pay the wedding ourselves. I've used what I had in savings for down payments but will need help to pay the wedding off, help for our honeymoon, my dress, the rings, etc. I have great credit, a steady income, and am very responsible. Your assistance would be greatly appreciated.

A credit bureau reported the following information about this borrower member on January 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373249

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373249	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373249. Member loan 373249 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Skadden Srps	Debt-to-income ratio:	17.36%
Length of employment:	14 years	Location:	HOCKESSIN, DE

Home town:	Towson
Current & past employers:	Skadden Srps, Best Western Hotels
Education:	Durham TEch

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate credit debt

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$30,250.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373255	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373255. Member loan 373255 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Organic, LLC	Debt-to-income ratio:	9.77%
Length of employment:	1 year 1 month	Location:	Grosse Pointe Woods, MI

Home town:	Grosse Pointe/East Detroit
Current & past employers:	Organic, LLC, J. Walter Thompson, BBDO Detroit
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit card debt. I would like to consolidate the debt to a fair interest rate. I can afford a large payment but by paying multiple (4) cards with different rates I am not making the progress I could by consolidation at a fair rate.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	4
Revolving Credit Balance:	$15,080.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373257

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373257	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373257. Member loan 373257 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Green Florist	Debt-to-income ratio:	13.73%
Length of employment:	3 years 4 months	Location:	Las Vegas, NV

Home town:	Garnett
Current & past employers:	Green Florist, Las Vegas Review Journal
Education:	Fullerton Community College, Fullerton State University

This borrower member posted the following loan description, which has not been verified:

Need to pay off credit cards and some medical bills

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,564.00	Public Records On File:	1
Revolving Line Utilization:	72.40%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373272

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373272	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373272. Member loan 373272 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,866 / month
Current employer:	County of San Diego	Debt-to-income ratio:	13.76%
Length of employment:	11 years 2 months	Location:	Oceanside, CA

Home town:	San Simon
Current & past employers:	County of San Diego
Education:	Miracosta College, Cal State San Marcos

This borrower member posted the following loan description, which has not been verified:

I have about $20, 000 in credit card debt, interest ranging from 13 to 24.70%. At this time, I can only make minimum payments due to the amount of credit card debt. I know if I continue to make minimum payment, the debt will not be paid off for at leat 30 yrs. My total monthly payments for all my credit cards is about $500. I figured that is I get a loan with LendingClub, it will come to the same amount every month, but the loan would be paid off in 36 months. This way, I will be able to see the light at the end of the tunnel.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,546.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373274

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373274	$7,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373274. Member loan 373274 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	self employed - 11:11 enterprises	Debt-to-income ratio:	6.77%
Length of employment:	6 years	Location:	Los Angeles, CA

Home town:	Key West
Current & past employers:	self employed - 11:11 enterprises
Education:	Savannah College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am requesting a $7,000 loan to pay off my Bank of America credit card whose current interest rate is almost 30% . It jumped from around 19.99% recently because I did miss a payment. I own a small accessories design business ( for the past 6 years) and most of the charges on this card are from filling in the gaps on a very slow year and also my training fees to become a certified Kundalini yoga teacher. I have been paying my debts and taking care of business but things have still gotten out of hand so I look forward to the opportunity to get my debt under control and paid off.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,048.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373282

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373282	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373282. Member loan 373282 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	City of New York	Debt-to-income ratio:	12.68%
Length of employment:	2 years 7 months	Location:	Bronx, NY

Home town:	Santo Domingo
Current & past employers:	City of New York, New York City Board of Education, New York City Police Department
Education:	CUNY Bronx Community College

This borrower member posted the following loan description, which has not been verified:

I'm looking to turn all my payments into one payment with a lower APR rate.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,998.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373291

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373291	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373291. Member loan 373291 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Byn flowback Services	Debt-to-income ratio:	12.48%
Length of employment:	3 years 3 months	Location:	perryton, TX

Home town:	Perryton
Current & past employers:	Byn flowback Services
Education:	UTI-houston

This borrower member posted the following loan description, which has not been verified:

Looking to get rid of all the high credit card interest, and pay off a truck loan off. Looking for one easy payment instead of 4 different ones.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,681.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373326	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373326. Member loan 373326 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HSA-UWC	Debt-to-income ratio:	2.46%
Length of employment:	1 year 5 months	Location:	Philadelphia, PA

Home town:	Osaka
Current & past employers:	HSA-UWC, True World Foods
Education:	North Eastern University / UTS

This borrower member posted the following loan description, which has not been verified:

I need to get loan to pay for my sons tuition $4800 due past and pay off 2 credit cards loans

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,327.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 373375

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373375	$7,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373375. Member loan 373375 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Insurance Services	Debt-to-income ratio:	17.50%
Length of employment:	1 month	Location:	Marysville, CA

Home town:	Yuba City
Current & past employers:	Insurance Services
Education:	University of Tulsa, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I currently have $15,000 spread out over 7 credit cards- with interest rates ranging from 9.99% to 18.99%. I would like to consolidate this debt into one loan so that I can reduce my interest rate and pay it off in a timely manner. I own my car outright- I have moved back in with my parents and pay no rent or utilities while I am paying off my debt. Last year I grossed $48,000 and this year I am looking at a considerable increase in salary. I have established credit for over 8 years without any late payments on record. I pay ontime- everytime! I have a degree in Business from one of the nation's top business schools and currently work at an insurance brokerage- this debt was incurred while going to school full time while funding my sick grandmother's last two years of life. I am on track to be succesful but simply need to eliminate my debt. I hope you will consider my request and approve my loan. Respectfully Yours-

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,422.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373383	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373383. Member loan 373383 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Rush University Medical Center	Debt-to-income ratio:	11.21%
Length of employment:	1 month	Location:	tinley park, IL

Home town:	Blue Island
Current & past employers:	Rush University Medical Center, Rose Paving Company
Education:	Lewis University, Rush University

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan of $15,000 in order to pay off my credit cards. I recently graduated from nursing school, my second career, and am now faced with the reality of large amounts of debt. In the past while living at home with my parents I was careless with my money management, however now being on my own and having to adhere to a strict budget has made me face the damage I've done. I desperately need a loan so that I can pay off my credit card debt and consolidate my debt into a lower rate loan. It is my goal to be both debt free and credit card free in 5 years. I know I will have the income to do so now that I am starting work in a few weeks, I just need a lender to give me the opportunity so I can use the loan money to pay off my credit cards.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	58
Revolving Credit Balance:	$10,076.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373398

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373398	$7,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373398. Member loan 373398 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Ft McDowell Casino	Debt-to-income ratio:	15.92%
Length of employment:	1 year 10 months	Location:	Phoenix, AZ

Home town:
Current & past employers:	Ft McDowell Casino, Las Vegas Casino
Education:	UTI of Arizona

This borrower member posted the following loan description, which has not been verified:

Trying to lower Credit Card interest rate. Current rate 18-22%. Also, wanting to finish school. I have used up my GI Bill and still short to complete my degree. This loan will free up my income for the completion of school. Thank you.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,562.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373422

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373422	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373422. Member loan 373422 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	PNC Global Investment Servicing	Debt-to-income ratio:	17.67%
Length of employment:	5 years 1 month	Location:	Franklin, MA

Home town:	Plymouth
Current & past employers:	PNC Global Investment Servicing, AMC Theatres
Education:	Framingham State College

This borrower member posted the following loan description, which has not been verified:

Need to conver expenses fro movinginto our new home.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	63
Revolving Credit Balance:	$5,051.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373456

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373456	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373456. Member loan 373456 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	John Wolfram and Associates	Debt-to-income ratio:	17.47%
Length of employment:	9 years 10 months	Location:	BURTON, OH

Home town:	Burton
Current & past employers:	John Wolfram and Associates, Scheffield Lawns
Education:	Kent State University, Lincoln Electric Welding School

This borrower member posted the following loan description, which has not been verified:

My wife and I have been married for seven months, we had to pay for a lot of the wedding on my credit card. We also have some other credit cards, small amounts, that we would like to pay off. We have budgeted our incomes and would like to have goals to be debt free. This loan will pay off all the "extra debt" leaving us with only a car payment and some student loans, as well as the loan payment itself. With our credit card debt consolidated we will be able to pay extra on the car and the student loans. We are currently paid up on our rent for the next two years.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,235.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373461

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373461	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373461. Member loan 373461 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Atlanta Technology Force, Inc	Debt-to-income ratio:	20.26%
Length of employment:	3 years 6 months	Location:	Loganville, GA

Home town:	Lawrenceville
Current & past employers:	Atlanta Technology Force, Inc, Georgia Department of Transportation
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

We are an IT consulting company and are rolling out a virtual remote office solution for our clients. This solution will allow them to work from anywhere in the world via the Internet and is a perfect fit for small businesses who are currently hosting their data in a peer to peer network with no external access. We are in the implementation phase and have signed up a total of 12 customers already that will each pay a monthly fee of $149 each for the next 3 years. We have another 120 or so prospects to still visit and explain our new offering to so the potential for this is huge. To date we have invested $27,278 of our own capital into this offering and need to raise the remaining funds to make this live by 2/5. We have the basic infrastructure already in place and need to raise the capital to expand this to support more than the current target capacity of 25 users.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,333.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373502

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373502	$8,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373502. Member loan 373502 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	walgreens	Debt-to-income ratio:	10.15%
Length of employment:	6 years	Location:	WHITTIER, CA

Home town:	Artesia
Current & past employers:	walgreens
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

With this loan I am going to pay off my credit card and just pay the loan. I do not plan to use credit cards in the future as I have learned from my recent leason.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,451.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373540

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373540	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373540. Member loan 373540 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Gazit Globe	Debt-to-income ratio:	12.42%
Length of employment:	7 months	Location:	Miramar, FL

Home town:	Ecuador
Current & past employers:	Gazit Globe
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I have a great credit history with a stable job that plays well. Simply want to use this money to pay down a debt outstanding that has an interest rate in the range of 18%.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,563.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373541

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373541	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373541. Member loan 373541 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	YATCHING PROMOTIONS INC	Debt-to-income ratio:	1.24%
Length of employment:	4 years 1 month	Location:	HOLLYWOOD, FL

Home town:	HOLLYWOOD
Current & past employers:	YATCHING PROMOTIONS INC
Education:

This borrower member posted the following loan description, which has not been verified:

My son lives in Cuba, recently I was able to complete his resident visa(green card) petition to bring him to this wonderful country, he is desperate over there, no much food available or good human conditions to live over there; and I need the money to finish the process: Plane ticket and all the fees related to his departure from Cuba, I also want to have some cash for when he arrives. I have a stable job, with decent income to be reponsible for this loan. Thank you.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,013.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373560

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373560	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373560. Member loan 373560 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,667 / month
Current employer:	BancorpSouth	Debt-to-income ratio:	19.11%
Length of employment:	2 years 1 month	Location:	Saltillo, MS

Home town:	Tupelo
Current & past employers:	BancorpSouth
Education:	Mississippi State University

This borrower member posted the following loan description, which has not been verified:

Seems like every credit card company is sending letters lately stating their intentions of increasing the APR to 15% due to economic conditions. Because of this, I would like to move a couple of our cards off to a Lending Club loan. We've never been late on any account, no delinquencies, and we are absolutely current on everything we have open.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,333.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373563

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373563	$8,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373563. Member loan 373563 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Talisman Records	Debt-to-income ratio:	4.84%
Length of employment:	2 years 1 month	Location:	Coldwater, MI

Home town:	Coldwater
Current & past employers:	Talisman Records, Bubba's Toledo Street Grill, B&S Fugitive Recovery
Education:

This borrower member posted the following loan description, which has not been verified:

Took a $15000 loan two years ago to start my business and paid it back within the required time. I am seeking another loan to expand my business by adding more inventory.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,944.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373593

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373593	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373593. Member loan 373593 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,208 / month
Current employer:	Zalman Roth	Debt-to-income ratio:	12.14%
Length of employment:	6 years 6 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	Zalman Roth
Education:	Santa Monica College

This borrower member posted the following loan description, which has not been verified:

I need to pay off my credit card and stop living from paycheck to paycheck. If I can only get a small loan to pay off my credit card then I can start actually save money and not be stuck in one place.

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,491.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373603

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373603	$2,400	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373603. Member loan 373603 was requested on January 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,917 / month
Current employer:	Horizons Conference Center	Debt-to-income ratio:	9.50%
Length of employment:	4 months	Location:	Saginaw, MI

Home town:	Saginaw
Current & past employers:	Horizons Conference Center, Gander Mountain
Education:	Delta Community College

This borrower member posted the following loan description, which has not been verified:

I would like to take out a loan for a snowmobile purchase. The snowmobile I would like to get is a 2000 Arctic Cat ZR500. Something that I get to look forward to during the winter...

A credit bureau reported the following information about this borrower member on January 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373633

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373633	$7,200	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373633. Member loan 373633 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	PRECISE FIT/DELL	Debt-to-income ratio:	17.24%
Length of employment:	4 years	Location:	WESTMINSTER, CA

Home town:	Torrance
Current & past employers:	PRECISE FIT/DELL, ENTERPRISE RENT A CAR
Education:	ITT TECH

This borrower member posted the following loan description, which has not been verified:

Trying to pay off my CC debt by getting loan consolidation with lower interest rates.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,750.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373637

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373637	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373637. Member loan 373637 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Starbucks	Debt-to-income ratio:	12.45%
Length of employment:	4 years	Location:	Fullerton, CA

Home town:	Buena Park
Current & past employers:	Starbucks, Marriott International
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

We are a young couple who are trying to pay for our own wedding. We are having a modest wedding, but we both have large families that we want to include. We both have good, stable jobs. Melissa is a manager for Starbucks. Kaleb is an EMT who is pursuing a higher education to become a paramedic. Both of our parents are going through financial hardship and have not been able to help us out with paying for our wedding. We have gone to a couple of financial institutions to try to pay for our wedding expenses and have been told that we have a good credit rating and good debt to income ratio. Unfortunately, these financial institutions have told us that the economic situation in the country has limited their ability provide unsecured loans. We are searching for alternative means to make our wedding the wonderful day that we have always wanted (with out modest budget) We were not able to file this loan jointly, so the income listed is just for one of us.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,633.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373647

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373647	$2,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373647. Member loan 373647 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,582 / month
Current employer:	Department of Children and Families	Debt-to-income ratio:	5.11%
Length of employment:	6 months	Location:	Tallahassee, FL

Home town:	Langley
Current & past employers:	Department of Children and Families, DCF
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

I have old debt from college on my credit cards because I never took out a school loan to help with expenses. Now that I am out of college and have a steady income I want to consolidate my credit card debt in order to pay everything off faster.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,727.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373650

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373650	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373650. Member loan 373650 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,767 / month
Current employer:	Perry Ellis International	Debt-to-income ratio:	7.67%
Length of employment:	2 years 4 months	Location:	Hollywood, FL

Home town:	Orlando
Current & past employers:	Perry Ellis International
Education:	Ai Miami International University of Art and Design

This borrower member posted the following loan description, which has not been verified:

I want to pay off my personal debt and get my credit in better shape by doing this because I want to start my own business. Banks/investors look at personal credit when applying for a loan so I want to be sure that I have everything cleaned up and a nice score. Like most people I made some mistakes when I was 18 years old with my credit, thus my credit rating not being the best (663) - crazy how it haunts you still after 9 years. But now I am a professional making good money, I own a condo and a car, and I am always on time with my payments. Also, because of my teenage years of credit-irresponsibility I am stuck with a 27% interest rate on credit cards which is making it extremely hard to pay down and I would like to change that as well. By YOU helping me pay off my debt, and fix my credit score, I can be on my way to making my dream of having my own business come true! Thank you! :)

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	15
Revolving Credit Balance:	$17,293.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373685

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373685	$14,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373685. Member loan 373685 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,200 / month
Current employer:	Celebrity Pictures USA Inc	Debt-to-income ratio:	24.59%
Length of employment:	8 years 2 months	Location:	Los Angeles, CA

Home town:	Victorville
Current & past employers:	Celebrity Pictures USA Inc
Education:	UCLA

This borrower member posted the following loan description, which has not been verified:

Consolidate higher interest credit card

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,286.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373692

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373692	$5,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373692. Member loan 373692 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Aramark	Debt-to-income ratio:	18.90%
Length of employment:	4 months	Location:	Chicago, IL

Home town:	Lansing
Current & past employers:	Aramark
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Looking to eliminate high interest rates on credit card accounts a decrease my monthly payments due to a change in employment. Very proud of working toward a high credit score in 2007, looking to do some work on this again during these difficult times in 2009 to better position myself for mortgages and car loans.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,771.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373699

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373699	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373699. Member loan 373699 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Back Healing Center	Debt-to-income ratio:	22.13%
Length of employment:	4 months	Location:	Palmdale, CA

Home town:	Palmdale
Current & past employers:	Back Healing Center, Wound Care Advantage, Hartford Hospital
Education:	College of Oceaneering

This borrower member posted the following loan description, which has not been verified:

My name is Kurt and I have been involved in starting up a company called the Back Healing Center in Pasadena, CA. We have been in operation since October of 2008, during this time we have been renting out a small space in a doctors office to test out a new way of treating patients with back pain. We take a non-surgical, non-narcotic approach and have been very successful during our testing phase. The Back Healing Center utilizes bio-motion therapy, nutrition, core stabilization, and stress reduction techniques to restore back health in our patients. Now that we know that our program works we are looking to move into our own facility so that we can start to really brand and develop the program even further. We have not taken out any loans yet and have been funding the program with our own savings. (We being - Juliette our Doctor of Physical Therapy, Mike my business partner and myself) If funding is secured we will utilize the funds to put a deposit down on our lease space, buy necessary medical equipment, continue our PR campaign and continue to help patients with back pain so they avoid having surgery or being stuck on pain killers.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,767.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373715

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373715	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373715. Member loan 373715 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,253 / month
Current employer:	Graham County	Debt-to-income ratio:	21.44%
Length of employment:	20 years	Location:	Clifton, AZ

Home town:	Fort Benning
Current & past employers:	Graham County, Safford Unified Schools
Education:	Eastern Arizona College

This borrower member posted the following loan description, which has not been verified:

dept consolidation

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,855.00	Public Records On File:	0
Revolving Line Utilization:	74.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373725	$3,750	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373725. Member loan 373725 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Arning Lawns	Debt-to-income ratio:	11.60%
Length of employment:	23 years	Location:	Friendswood, TX

Home town:	Plano
Current & past employers:	Arning Lawns
Education:

This borrower member posted the following loan description, which has not been verified:

This money will be used to pay off a higher interest rate line of credit.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,673.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373768

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373768	$6,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373768. Member loan 373768 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	UBS	Debt-to-income ratio:	7.85%
Length of employment:	2 years	Location:	woodside, NY

Home town:	New York
Current & past employers:	UBS, Schindler Elevator Corp.
Education:	CUNY John Jay College Criminal Justice

This borrower member posted the following loan description, which has not been verified:

pay remainder of wedding off.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,735.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 373770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373770	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373770. Member loan 373770 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Voce Communications	Debt-to-income ratio:	4.58%
Length of employment:	3 years 8 months	Location:	San Francisco, CA

Home town:	Hillsboro
Current & past employers:	Voce Communications, San Mateo Union High School District
Education:	Menlo College, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I am seeking a 10,000 personal loan to consolidate debt. This is from a collection of medical bills, a wedding and house purchase. Credit Card companies are unstable at best during these times and I am looking to consolidate at a better rate.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	22
Revolving Credit Balance:	$12,636.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373772

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373772	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373772. Member loan 373772 was requested on January 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Cosemi Technologies	Debt-to-income ratio:	2.30%
Length of employment:	1 year 3 months	Location:	SAN CLEMENTE, CA

Home town:	san ramon
Current & past employers:	Cosemi Technologies, Amazon.com
Education:	Carnegie Mellon Tepper School of Business, University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

The business will use this loan to build up and test inventory required to support our growing business. The customer is scheduled to take full delivery of the order within the next 6-12 months starting in February. Thus the company would likely pay back the loan in a similar 6-12 months time frame. Our business produces small chips used in high speed fiber optic networks.

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,548.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373781	$9,500	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373781. Member loan 373781 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Nichols Research	Debt-to-income ratio:	15.72%
Length of employment:	14 years	Location:	TRACY, CA

Home town:	Fremont
Current & past employers:	Nichols Research
Education:

This borrower member posted the following loan description, which has not been verified:

Requesting a loan for an emergency.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$422.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373834

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373834	$4,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373834. Member loan 373834 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,875 / month
Current employer:	Honda of Watertown	Debt-to-income ratio:	7.58%
Length of employment:	4 years 6 months	Location:	NAUGATUCK, CT

Home town:	Waterbury
Current & past employers:	Honda of Watertown
Education:	Porter and Chester Institute

This borrower member posted the following loan description, which has not been verified:

I would like a loan to pay off my credit cards to and to save money with a lower interest rate.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,952.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373856

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373856	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373856. Member loan 373856 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Schwerman Trucking	Debt-to-income ratio:	8.93%
Length of employment:	2 years 1 month	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Schwerman Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Buy equipment for my business

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	77
Revolving Credit Balance:	$9,164.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373858

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373858	$6,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373858. Member loan 373858 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	ADAMS CHROME	Debt-to-income ratio:	19.03%
Length of employment:	1 year	Location:	GRAND PRAIRIE, TX

Home town:
Current & past employers:	ADAMS CHROME, EL HADDY FOOD CORP
Education:	school of law , AL KARAK ,JORDAN

This borrower member posted the following loan description, which has not been verified:

HELLO. i was out of work for 3 monthes ,i used my credit cards ,i always keep my credit score in a good shape so i need some money to catch up with my credit i know having a good credit means a lot so i will keep it that way , i have never been late for any paymant. i just need to cath up . THANKS

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,153.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373874	$6,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373874. Member loan 373874 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Franklin Land Trust	Debt-to-income ratio:	10.74%
Length of employment:	1 year 6 months	Location:	Amherst, MA

Home town:	Longview
Current & past employers:	Franklin Land Trust, University of Maine Cooperative Extension
Education:	University of Maryland-College Park, State University of New York - College of Environmental Science and Forestry

This borrower member posted the following loan description, which has not been verified:

The loan request is to consolidate my credit card debt into one payment as well as to lower my interest rate. I have two credit cards that I need to consolidate, so that I can work towards being debt free. Lower my interest rate on my credit card debt will allow me to pay off my student loan earlier.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,112.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373881	$5,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373881. Member loan 373881 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,359 / month
Current employer:	Jesuit College Preparatory School	Debt-to-income ratio:	5.78%
Length of employment:	1 year 6 months	Location:	Arlington, TX

Home town:	Dallas
Current & past employers:	Jesuit College Preparatory School, North Lake College, Dallas Co. Community College
Education:	Southern Methodist University, Dallas County Community College District

This borrower member posted the following loan description, which has not been verified:

I am a high school teacher seeking a loan to purchase a reliable, but modestly priced car. In the past year and a half, my husband and I have paid off over $15,000 of credit card and auto debt that we slowly accrued while I was a stay-at-home mom. We were looking forward to paying the rest off by springtime, but both of our well-worn cars (over 230K miles each!) have bitten the dust within two weeks of each other. Except for a small emergency fund, all of our extra income has gone toward debt repayment, so we don?t have enough cash on hand to replace both cars at once. Standard auto loans require that the cars be 2003 or newer, and that we spend at least $7,500 on each?but that?s way more than we need or want to borrow! My credit score is excellent, so the interest rate they?ve offered is good, but I?m hoping to demonstrate for my kids some good old fashioned fiscal responsibility?by minimizing debt and working toward a more secure financial future. We?ve researched our local market, and have found that a $5000 loan-- combined with the cash we have-- will purchase two older but highly reliable cars that, if not too pretty, will get us through our daily work and school commutes safely and reliably. Thank you for your generous consideration! D. Loving

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,312.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373930	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373930. Member loan 373930 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	CUNA Mutual Group	Debt-to-income ratio:	8.10%
Length of employment:	5 years 6 months	Location:	Cypress, TX

Home town:	Las Vegas
Current & past employers:	CUNA Mutual Group, Hand Benefits and Trust
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

I own a Pediatric office in Las Vegas, NV. There are two offices with three providers. We have over $600,000 annually in revenue. Our second office is new and we are looking for operating capital for this new office. We anticipate this new office will be growing rapidly and anticipate revenue's doubling in the next year. Due to the economic environment, the banks that we have relationships are not providing money for operating capital at all. I hope this will change soon, however, in the meantime we are in need of operating capital. We are currently seeing on average 20 - 25 patients per day at each of our locations.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	45
Revolving Credit Balance:	$25,311.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373952

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373952	$5,800	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373952. Member loan 373952 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Aquatic Sales Solutions, Inc	Debt-to-income ratio:	5.52%
Length of employment:	2 years	Location:	Hopkins, MN

Home town:	Minneapolis
Current & past employers:	Aquatic Sales Solutions, Inc, Indoor Boat Storage
Education:	Bethel University

This borrower member posted the following loan description, which has not been verified:

My credit card debt is just under 6K on one Visa with a 20% APR. Recently I paid off my auto loan which totalled 6996 early, in 12 month installments of 583. I made a double payment in January 2009 to finish it off. With that debt out of the way I can aggresively take down my Visa bill. However, I need to get out from under the 20% APR.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,105.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373958

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373958	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373958. Member loan 373958 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	luv my pet and vet relief	Debt-to-income ratio:	14.64%
Length of employment:	2 years	Location:	baltimore, MD

Home town:	london
Current & past employers:	luv my pet and vet relief, dundalk animal hospital
Education:	royal veterinary college , london

This borrower member posted the following loan description, which has not been verified:

i need a buisness loan of $15,000 to purchase a veterinary clinic. the business i intend to buy is based in maryland and i am doing this to improve the well-being of pets in the area. i believe that with hard work and a good heart i can make a difference.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,914.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 373971

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373971	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373971. Member loan 373971 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Kinetic Books	Debt-to-income ratio:	5.68%
Length of employment:	5 years	Location:	Seattle, WA

Home town:
Current & past employers:	Kinetic Books, Microsoft, Pizza Hut
Education:	Seattle University, University of Alaska Anchorage

This borrower member posted the following loan description, which has not been verified:

I had a HELOC with a zero balance but $20,000 possible. I would put about a $10K balance on it from time to time while taking advantage of 0% CC loans. I was making some money using the big Credit Card companies system against them. My bank decided to "re-value" my house and my HELOC got chopped to $1K max value. Then I though "I don't want to become a statistic if something ever happens with my job." My job has been steady for 5 years and looks like it will be for another 5, but you never know. My wife and I decided to start living in our basement and renting out the top of the house as a Vacation Rental and sometimes as a Bed & Breakfast. So we did some remodeling and racked up our first permanent CC debt in my life ($10 K). We have started renting our house and things look promising. I hate the idea of giving the interest I made off of the CC companies back to them and would rather get a loan from investors here.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,964.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 373972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373972	$9,600	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373972. Member loan 373972 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,997 / month
Current employer:	Santa Clara-COE	Debt-to-income ratio:	11.46%
Length of employment:	4 years	Location:	milpitas, CA

Home town:
Current & past employers:	Santa Clara-COE
Education:

This borrower member posted the following loan description, which has not been verified:

This money will be used to purchase a lot to construct a school building for pre-schoolers and kindergarteners.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,040.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373982

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373982	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373982. Member loan 373982 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,278 / month
Current employer:	Herman Cook Volkswagen	Debt-to-income ratio:	9.81%
Length of employment:	1 year 2 months	Location:	san marcos, CA

Home town:	Manchester
Current & past employers:	Herman Cook Volkswagen, USMC -Semper Fi
Education:	Plymouth State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a private car loan.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$4,218.00	Public Records On File:	1
Revolving Line Utilization:	1.40%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373984

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373984	$9,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373984. Member loan 373984 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Sungard Higher Education	Debt-to-income ratio:	7.45%
Length of employment:	6 months	Location:	Alpine, TX

Home town:	Farmville
Current & past employers:	Sungard Higher Education, Brazos Higher Education Service Corporation, Collegiate Funding Services
Education:	Virginia Commonwealth University, Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

I was lucky to recently find a good solid job. After 6 months of unemployment my credit card debt increased. Recently I noticed that my credit card companies have aggressively raised their rates. I am looking for an alternative to the 20+ percent interest rates now in effect on my cards. Either way I can easily manage to pay off my debt. A lower interest rate does make more sense. Additionally a single source to which I make payments offers the additional advantage of simplicity.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,827.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373986

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373986	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373986. Member loan 373986 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Hologic Corp	Debt-to-income ratio:	19.87%
Length of employment:	5 years 8 months	Location:	Ludlow, MA

Home town:
Current & past employers:	Hologic Corp
Education:	University of Massachusetts at Amherst, Boston University

This borrower member posted the following loan description, which has not been verified:

Have some high rate credit cards that I need to consolidate. Have been able to pay them on time, but there is not sense paying the rates that I am paying right now.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	23
Revolving Credit Balance:	$87,502.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373988

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373988	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373988. Member loan 373988 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Lakeland Regional Medical Center	Debt-to-income ratio:	16.56%
Length of employment:	2 years 7 months	Location:	Brandon, FL

Home town:	Havelock
Current & past employers:	Lakeland Regional Medical Center, State Farm Insurance Companies
Education:	University of North Carolina at Chapel Hill (UNC), University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to eliminate my revolving credit balance. I am carrying a high balance and have been paying $600-900/month towards it. Yet the balance is going nowhere and I'm tired of paying interest on my interest! I just want the debt to be gone, and it will be nice to know that it will be in just 3 years. I am a registered nurse making a comfortable income in a stable career, and I always pay my bills on time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,709.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374004

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374004	$12,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374004. Member loan 374004 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	BNR Acoustical	Debt-to-income ratio:	7.31%
Length of employment:	3 years	Location:	Auburn, CA

Home town:	Missowa
Current & past employers:	BNR Acoustical, Acoustical Engineers
Education:

This borrower member posted the following loan description, which has not been verified:

I am reqesting a loan in order to pay for building materials based on contracts already executed. I recently started working for myself full time and find that I need a loan to keep working. I bid jobs a little lower because I do the work myself, ensuring continuing work.

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,669.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374005

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374005	$8,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374005. Member loan 374005 was requested on January 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Visao, LLC	Debt-to-income ratio:	23.13%
Length of employment:	1 year 6 months	Location:	Deltona, FL

Home town:	Miami
Current & past employers:	Visao, LLC, SugarCRM, The Kramer Group, Harte-Hanks, Walt Disney Co.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Our company specializes in web development, establishing online businesses, ecommerce, email marketing, and crm implementations. The goal will be to assist start-ups and small businesses setup their online businesses, utilize open-source and saas / paas technologies, and reduce overall IT costs. Description of usage: Marketing - $2500 - Use tools such as Jivox and Spot Runner to run nationwide web and tv ad campaigns. Setup affiliate programs to widen exposure. Hardware / Software - $3000 - Server (Virtualized) for Software Demonstrations, Development, and Testing. Colo Hosting, TechNet Subscription Reseller / Partnership Fees - $3000 - Allows software packages to be repackaged / re-branded and sold under our company Training / Education - $1500 - Training materials, online / onsite workshops. Establish social network to educate start-ups and small businesses on saving money, consolidating systems, and effective online marketing initiatives

A credit bureau reported the following information about this borrower member on January 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	73
Revolving Credit Balance:	$31,006.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374045

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374045	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374045. Member loan 374045 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Self-employed	Debt-to-income ratio:	19.17%
Length of employment:	11 years 5 months	Location:	Portland, OR

Home town:
Current & past employers:	Self-employed
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

Thanks for visiting. This request is to pay off higher interest rate credit card balances, and to insulate our house. We are looking forward to reduced energy bills and the tax credits will help reduce the loan balance.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	23
Revolving Credit Balance:	$125,642.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374058

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374058	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374058. Member loan 374058 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	United Airlines	Debt-to-income ratio:	14.65%
Length of employment:	20 years	Location:	Dubois, WY

Home town:
Current & past employers:	United Airlines
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

Son has entered college at the same time two children need braces. Have put most on credit card to cover immediate expense. Will use funds to reduce C.C debt

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	17
Revolving Credit Balance:	$182,274.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374059

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374059	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374059. Member loan 374059 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Buffalo Law Journal	Debt-to-income ratio:	2.45%
Length of employment:	44 years	Location:	HAMBURG, NY

Home town:	Buffalo
Current & past employers:	Buffalo Law Journal
Education:

This borrower member posted the following loan description, which has not been verified:

to pay for braces for grandson

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1976	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	33	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,235.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374090

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374090	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374090. Member loan 374090 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	San Francisco Ethics Commission	Debt-to-income ratio:	15.66%
Length of employment:	1 year 4 months	Location:	San Jose, CA

Home town:	Geneva
Current & past employers:	San Francisco Ethics Commission
Education:	Golden Gate University at San Francisco, School of Law

This borrower member posted the following loan description, which has not been verified:

My partner and I are planning on adopting a child, and we need assistance with the agency fees for the adoption. We are very excited at the prospect of becoming parents. Although the initial fees are substantial, and not fees that would be incurred by having a biological child, the cost to us is worth it.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,219.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374102

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374102	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374102. Member loan 374102 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Accenture	Debt-to-income ratio:	6.33%
Length of employment:	3 years 6 months	Location:	Bronx, NY

Home town:	Ghana
Current & past employers:	Accenture
Education:	Rensselaer Polytechnic Institute (RPI)

This borrower member posted the following loan description, which has not been verified:

Building a school in my home country. I finance that through myself and plan to complete it by the end of this year and begin operation early 2010. This loan will enable a faster pace of the work because it is a lump sum instead of the piece meal I have been doing so far.

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	20
Revolving Credit Balance:	$6,585.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374120

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374120	$8,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374120. Member loan 374120 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	ING	Debt-to-income ratio:	16.96%
Length of employment:	3 years	Location:	westfield, MA

Home town:	Springfield
Current & past employers:	ING
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,252.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374129

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374129	$15,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374129. Member loan 374129 was requested on January 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	US Logistics Inc.	Debt-to-income ratio:	2.77%
Length of employment:	3 months	Location:	El Paso, TX

Home town:	ST. Kitts W.I.
Current & past employers:	US Logistics Inc., US Army (Retired)
Education:	University of Maryland, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Requesting a loan for funding an invention idea currently in the prototype construction phase.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	32
Revolving Credit Balance:	$11,002.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374148

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374148	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374148. Member loan 374148 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	11.83%
Length of employment:	n/a	Location:	San Rafael, CA

Home town:	San Rafael
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I recently need cash to pay off my debt, I have steady income, however, I always spend too much on credit card

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,780.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374171

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374171	$6,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374171. Member loan 374171 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	n/a	Debt-to-income ratio:	23.08%
Length of employment:	n/a	Location:	Brusly, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate 4 accounts I am currently paying.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,397.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374229

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374229	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374229. Member loan 374229 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	FIDELITY INVESTMENTS	Debt-to-income ratio:	12.18%
Length of employment:	7 years 6 months	Location:	Lantana, TX

Home town:
Current & past employers:	FIDELITY INVESTMENTS
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Looking to invest in more rent houses

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,230.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374231

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374231	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374231. Member loan 374231 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,618 / month
Current employer:	stonehill college	Debt-to-income ratio:	3.25%
Length of employment:	10 years	Location:	n.easton, MA

Home town:	Miami
Current & past employers:	stonehill college
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

Hi, House needs to be painted.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,891.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374247

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374247	$15,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374247. Member loan 374247 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	SunAmerica	Debt-to-income ratio:	22.85%
Length of employment:	4 years	Location:	MOORPARK, CA

Home town:	Thousand Oaks
Current & past employers:	SunAmerica, MetLife Inc.
Education:	Azusa Pacific University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt in order to have one low monthly payment. I would like to lock in a lower interest rate and be able to become debt free as fast as possible.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,820.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374254

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374254	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374254. Member loan 374254 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,408 / month
Current employer:	San Carlos Irrigation Project	Debt-to-income ratio:	11.22%
Length of employment:	7 years	Location:	Mesa, AZ

Home town:	Page
Current & past employers:	San Carlos Irrigation Project
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

Personal debt was never an issue until August 2006. That month my family was involved in a serious auto accident and my youngest brother suffered severe injuries resulting in multiple surgical procedures and lengthy hospital stays. Since the accident, additional facial reconstructive procedures have been performed and the total cost of the medical bills climbed well into the hundreds of thousand dollar range. Although insurance covered the vast majority of the medical costs, it did not pay for everything. To make a long story short, by December 2007, I had accrued a substantial amount of credit card debt. However, in spite of these obstacles I have aggressively paid down the debt throughout 2008, and as of December I have eliminated more than $12,000 of the debt. In August 2008, despite my payoff efforts Bank of America raised my interest rate from 7% to 25% and slashed my available credit to just above my balance because I was now categorized as high risk. I made numerous attempts to lower my interest rate but to no avail, and with the economy in its current state I have not been able to successfully transfer my balance to another account with a lower rate. So I am now looking at other sources to payoff the B of A card and its ridiculous interest rate. I would like to convey to all considering my loan request that I am a sound investment and this truth is supported by the following facts: I have a secure career in the electric utility industry headed into its 7th year (have to keep the lights on!), I will earn a salary in the six figure range this year and beyond, and despite the recent adversities I am absolutely determined to payoff all debts while honoring my commitments. Also, I have NEVER missed or made a late payment in my life and my credit reports accurately reflect this important detail. I appreciate your kind consideration of my request and look forward to answering any questions you may have for me. Sincerely, Payoff High Interest CC

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,432.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374258

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374258	$3,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374258. Member loan 374258 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	galena park isd	Debt-to-income ratio:	17.68%
Length of employment:	20 years	Location:	houston, TX

Home town:	lufkin
Current & past employers:	galena park isd
Education:	texas a&M university

This borrower member posted the following loan description, which has not been verified:

pay off a higher interest loan

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	20
Revolving Credit Balance:	$198.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 374259

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374259	$11,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374259. Member loan 374259 was requested on January 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	US Air Force	Debt-to-income ratio:	19.35%
Length of employment:	15 years 10 months	Location:	Montgomery, AL

Home town:	Bangkok
Current & past employers:	US Air Force
Education:	University of North Carolina at Charlotte (UNC), Webster University

This borrower member posted the following loan description, which has not been verified:

Wife was late on two credit card payments without telling me. Bank increased her rate to 28% pushing balance over the limit which also incurred additional penalties. Respectfully request loan with better interest rate to help get this situation back under control and ultimately eliminate the debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	30
Revolving Credit Balance:	$32,307.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374295	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374295. Member loan 374295 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Wipro	Debt-to-income ratio:	8.45%
Length of employment:	4 years 1 month	Location:	gurnee, IL

Home town:	Tuticorin
Current & past employers:	Wipro, Cabela's ,Penske
Education:	Master's degree in IT

This borrower member posted the following loan description, which has not been verified:

I am living in my house for 18 months. I am planning to put more money so that i can avoid my Private Mortgage Insurance (which is a saving of 150$month). Thanks for all your help

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,215.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374309

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374309	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374309. Member loan 374309 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	remus rich farms	Debt-to-income ratio:	11.73%
Length of employment:	40 years	Location:	ATHENS, WI

Home town:	athens
Current & past employers:	remus rich farms, scott remus
Education:

This borrower member posted the following loan description, which has not been verified:

work on house inside

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,417.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374325

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374325	$4,200	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374325. Member loan 374325 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Decisive Analytics	Debt-to-income ratio:	6.00%
Length of employment:	1 month	Location:	Winchester, VA

Home town:	Charleston
Current & past employers:	Decisive Analytics, Creative Family, Violino Restrurant, Radford Unviersity
Education:	Radford University

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan for $7,000. I have several credit cards and would prefer to have just one payment. The reason I do have credit card debt is because I just got out of college. I have never been late or missing any payments. I currently have a very good job with a government contractor. Thank you.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,597.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374356	$9,750	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374356. Member loan 374356 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	ArtFol Homes and Landscaping, Inc.	Debt-to-income ratio:	24.72%
Length of employment:	1 year 6 months	Location:	Paris, IL

Home town:	Paris
Current & past employers:	ArtFol Homes and Landscaping, Inc., Simonton Windows
Education:	Eastern Illinois University, Lakeland College

This borrower member posted the following loan description, which has not been verified:

We are a carpentry business. This loan would be used for operating expenses through March 2009.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	49	Months Since Last Delinquency:	6
Revolving Credit Balance:	$24,411.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374360	$5,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374360. Member loan 374360 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	State Board of Pardons & Paroles	Debt-to-income ratio:	20.86%
Length of employment:	11 years 6 months	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	State Board of Pardons & Paroles
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I'm almost done with my Master's Degree in Public Administration. My employer paid for one-third of the tuition and expenses. I paid for some of the remaining costs with savings. When I exhausted my savings account, I started using my credit card which had other charges on it. Those charges were related to helping my sister's family after her husband was laid off from his job. Now, our state - like most others - is in a financial slump, and I will not receive an increase in salary upon completion of my degree. I was counting on the increase to help pay off the credit card debt I owe. My sister won't be able to repay me for a while, as it will take time for them to get back on their feet once her husband finds another job. They have two beautiful girls, ages 12 and 9. Since I am near the limit on the card, I am afraid the credit card company will hike my rate up even higher than it is now. So, this will allow me to pay a good chunk of it to keep the credit card company from increasing my APR. All of my accounts are current - I have no late or delinquent accounts. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	35	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,511.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374367

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374367	$15,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374367. Member loan 374367 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$30,833 / month
Current employer:	Empire Construction and Project Management	Debt-to-income ratio:	0.91%
Length of employment:	7 years	Location:	Key Largo, FL

Home town:
Current & past employers:	Empire Construction and Project Management
Education:

This borrower member posted the following loan description, which has not been verified:

We are a growing construction and project management company licensed in FL, NV and MN. We currently have been awarded 8 million dollars in contracts for companies we have continually worked for in the past. We are looking for a loan to secure the lines of credit needed for materials on the projects. For the size of the project work our cost are extremely low because of our relationship with the lumberyard and material providers. We have continued to grow over the last seven years and have always operated for a profit. We look forward to working with the investors at Lending Club and contributing to the continued growth of the investors with prompt payment of our loan and the continued need for the funds for many other projects we have on the drawing board.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,555.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 374403

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374403	$6,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374403. Member loan 374403 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	LP Speedy Spa	Debt-to-income ratio:	4.75%
Length of employment:	12 years	Location:	Keene Valley, NY

Home town:	Cooperstown
Current & past employers:	LP Speedy Spa
Education:	University of New Mexico

This borrower member posted the following loan description, which has not been verified:

My husband and I have been making payments on our Sears card at 21.98 percent- I have called to see if they would lower the interest rate but they will not. I want to pay off this credit card completely and need a lower interest rate to do so.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,684.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374433

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374433	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374433. Member loan 374433 was requested on January 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Bayless Companies	Debt-to-income ratio:	16.00%
Length of employment:	5 months	Location:	Aztec, NM

Home town:	Albuquerque
Current & past employers:	Bayless Companies, San Juan County Communication Authority, Terracon Consultants, DLR Group, Mesa Air Group
Education:	San Juan County Community College

This borrower member posted the following loan description, which has not been verified:

Requesting unsecure loan to replace broken heating system.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,918.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374445

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374445	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374445. Member loan 374445 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	US Army	Debt-to-income ratio:	15.00%
Length of employment:	13 years	Location:	Houston, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Military member needs assistance consolidating debt into one payment in preparation for family move and susbequent deployment.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	15
Revolving Credit Balance:	$11,011.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374462	$5,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374462. Member loan 374462 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Nixa Fire Prot. Dist.	Debt-to-income ratio:	6.38%
Length of employment:	4 years	Location:	Willard, MO

Home town:	Wichita
Current & past employers:	Nixa Fire Prot. Dist., City of Willard
Education:	Ozarks Technical Community College

This borrower member posted the following loan description, which has not been verified:

Consolidate credit cards into one monthly payment

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,044.00	Public Records On File:	1
Revolving Line Utilization:	18.00%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374466	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374466. Member loan 374466 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	Western Digital	Debt-to-income ratio:	6.52%
Length of employment:	5 years 4 months	Location:	Fremont, CA

Home town:
Current & past employers:	Western Digital
Education:	Santa Clara University

This borrower member posted the following loan description, which has not been verified:

My new year resolution is to be debt free in maximum three years. Therefore I'd like to consolidate my credit card debts into one account and pay less interest rate.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$92,391.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374471

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374471	$6,575	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374471. Member loan 374471 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Wallworks Inc.	Debt-to-income ratio:	13.28%
Length of employment:	2 years	Location:	Aston, PA

Home town:	Allentown
Current & past employers:	Wallworks Inc.
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

Want to pay off credit card all at once and pay back with a hopefully lower interest rate

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,889.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374473

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374473	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374473. Member loan 374473 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,500 / month
Current employer:	n/a	Debt-to-income ratio:	15.69%
Length of employment:	5 years 6 months	Location:	Smyrna, GA

Home town:
Current & past employers:
Education:	University of Michigan, University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I have been invited to purchase stock at the private company where I work. I would like to buy $10,000, but currently only have $5,000 available. The loan will be paid off by the end of the year after receiving my year-end bonus. It is important to note that while I have a high debt load, I have always been able to manage this debt. My job is quite secure (they would not invite me to increase my stock ownership otherwise), and my pay has increased between 10 and 20% per year for the past 6 years that I have been at the company. While I don't need this loan (I could just buy $5,000 worth of stock), I would prefer to buy as much as possible (the max is $10,000).

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,267.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374480

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374480	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374480. Member loan 374480 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	General Motors	Debt-to-income ratio:	7.16%
Length of employment:	1 year 9 months	Location:	Wyandotte, MI

Home town:	Lansing
Current & past employers:	General Motors, Pomeroy, Michigan State University
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I am not going to sugar coat anything. I am looking for a short term loan to purchase a real estate investment property. I have been an investor for 2 years and I am always looking for new ways to fund my projects. This is my first time trying LendingClub, and I am hopeing this will work well. I am purchasing a 3 bedroom 1 bath brick ranch with an attached garage, full basement and in a resptectable area (not in detroit) that is valued between $65,000 and $75,000 in todays market. Once I purchase this property I will exersize one of 3 exit strategies. 1) I will wholesale the property to one of my real estate companions for a quick sale. 2) I will lease the property with an option to buy on a 12 month term. (I have a growing list of people interested in my area) 3) I refinance the property 3-6 months out and place a tenant into the property. Rental rates are 800-900 for 3 bedrooms in the area, and I would have little trouble finding a renter. Thank you for your time and I hope this works out for us all.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,282.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374485	$14,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374485. Member loan 374485 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Genesys Telecommunications Laboratories	Debt-to-income ratio:	9.33%
Length of employment:	3 years	Location:	Miami Beach, FL

Home town:	Toronto
Current & past employers:	Genesys Telecommunications Laboratories
Education:	University of Toronto

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off all my outstanding bills. I want to pay down my debt quicker, and a loan from LendingClub will help reduce my interest charges. My financial situation: I am a good candidate for this loan because I am financially stable. I have a well paying and stable career with the leading CTI company. I am currently paying all my loans on time and more than minimum payments, but I want to reduce the actual interest I am paying. I haven't missed a payment with any of my lenders and my career is moving up steadily. I have had credit history for 4 years and never missed a payment, but I guess that's not enough for the automated systems to validate my history. As I've been on time and more than capable to pay my loans, I think that I have not been graded by capability to repay my loans, but simply because I have not had a long history of credit.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,101.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374502

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374502	$3,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374502. Member loan 374502 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	3.65%
Length of employment:	n/a	Location:	Raleigh, NC

Home town:	Spartanburg
Current & past employers:	Emory University, Genetics Laboratory, Purdue Graduate School, Exit Realty First Chioce
Education:	College of Charleston, Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Good morning, I am working on my third year and real-estate and am seeking a loan for marketing purposes. You may have heard that real-estate is suffering now because of the recession. This is currently true except for the location I work, Raleigh, NC. Raleigh is actually seeing steady growth while the rest of the countries home prices are still slipping. Things will stabilize later on this year but in the meantime I am looking to increase the size of my business in preparation for this influx by getting this loan. My marketing plans include a website with Neighborhood Monthly Market Reports, Lead Generation Software, a personal assistant, and a buyer's agent. Those who spend money in a recession on their business see 200% profits afterward while those who don't only see 50% growth. How will I repay? I own three cash-flow properties, stocks, bonds, and have savings. This loan will give me the extra boost I need to see a successful year in real-estate. I am a trustworthy individual with a Bachelor's degree in science and some grad school in a PhD program. I am dedicated and honest. Thank you, -Sarah Tingen

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,238.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374517

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374517	$5,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374517. Member loan 374517 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Scalley Reading Bates	Debt-to-income ratio:	24.68%
Length of employment:	5 months	Location:	Salt Lake City, UT

Home town:	Logan
Current & past employers:	Scalley Reading Bates, Attorney General's Office
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

The introductory 0% interest rate on my $5,000 credit card will expire soon, and I would like to do a balance transfer to lending club with repayment in 3 years.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	12
Revolving Credit Balance:	$5,565.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374536

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374536	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374536. Member loan 374536 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	J&S Electric LLC	Debt-to-income ratio:	14.02%
Length of employment:	2 years 5 months	Location:	Colorado Springs, CO

Home town:	Moab
Current & past employers:	J&S Electric LLC, Power Plus Electric
Education:	Pikes Peak Community College

This borrower member posted the following loan description, which has not been verified:

To consolidate high intrest rates to lower one

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,002.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374555	$8,400	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374555. Member loan 374555 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	10.62%
Length of employment:	n/a	Location:	cambria heights, NY

Home town:	Cambria Heights
Current & past employers:	Paul Weiss
Education:	Livingstone College

This borrower member posted the following loan description, which has not been verified:

consolidating credit cards

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	1
Revolving Credit Balance:	$8,811.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374570	$15,000	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374570. Member loan 374570 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,960 / month
Current employer:	SERVICE BY AIR	Debt-to-income ratio:	18.18%
Length of employment:	11 years 6 months	Location:	PARK HILLS, KY

Home town:	COVINGTON
Current & past employers:	SERVICE BY AIR, BURLINGTON AIR EXPRESS
Education:	NORTHERN KY UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt into one monthly payment @ a lower interest rate. I have medical expenses,taxes & credit card debt. I have been @ the same company for almost 12years (July 2009). I pay my bills on time every month. I want to get my financial situation manageable. I'm currently paying 21-25% interest rate. My goal is to have this paid off in 3 years or less & purchase a home.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,537.00	Public Records On File:	1
Revolving Line Utilization:	98.60%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374601

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374601	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374601. Member loan 374601 was requested on January 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Barton Protective	Debt-to-income ratio:	16.58%
Length of employment:	6 years 4 months	Location:	boynton beach, FL

Home town:
Current & past employers:	Barton Protective, Pro-Aktiv Medical Group
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is for a magnetic tape drive storage cabinet for my MRI reading facility.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,757.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369724

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369724	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369724. Member loan 369724 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,250 / month
Current employer:	Choice Logistics Inc.	Debt-to-income ratio:	10.05%
Length of employment:	22 years	Location:	SOUTH SALEM, NY

Home town:
Current & past employers:	Choice Logistics Inc., Dynamex, Inc.
Education:	BA, McGill University

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan for short term purposes to consolidate some debt and pay off some other debts. I will more than likely pay this off within 6 months. Thank You

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,192.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373842

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373842	$8,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373842. Member loan 373842 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Ergon Energy Partners	Debt-to-income ratio:	4.35%
Length of employment:	5 years 6 months	Location:	Monroe, LA

Home town:	Monroe
Current & past employers:	Ergon Energy Partners
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

Loan for a major Purchase

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,935.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374401	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374401. Member loan 374401 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Mark's Bookkeeping Services	Debt-to-income ratio:	0.36%
Length of employment:	4 years 2 months	Location:	Elmhurst, NY

Home town:
Current & past employers:	Mark's Bookkeeping Services
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

In the near future, I will buy an apartment and use almost all my savings for down payment. I plan to add some cushion to my money in the bank for emergency purpose. Therefore I'm applying this emergency fund loan.

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$311.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374510	$14,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374510. Member loan 374510 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,542 / month
Current employer:	AMPREX	Debt-to-income ratio:	16.45%
Length of employment:	20 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	AMPREX
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I am going back to school. In this competitive market, with all the changes, I have decided to go to school to stay competitive, I want to obtain my MBA, I am requesting this loan to cover part of my expenses for my school year. I have been in the same Job for 20 years and I want to move up. It's time to grow.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	63
Revolving Credit Balance:	$95,801.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 374628

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374628	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374628. Member loan 374628 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	ABI-Anis Blemur Institute	Debt-to-income ratio:	17.71%
Length of employment:	11 years	Location:	miramar, FL

Home town:
Current & past employers:	ABI-Anis Blemur Institute, Mount Sinai Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

I'm installing new stainless steel appliances for my recently remodeled kitchen.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	62
Revolving Credit Balance:	$5,501.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374637

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374637	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374637. Member loan 374637 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Northwestern University	Debt-to-income ratio:	4.95%
Length of employment:	1 year	Location:	chicago, IL

Home town:	Lancaster
Current & past employers:	Northwestern University, Brown University
Education:	Oberlin College, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I am hoping to take out a loan in order to finance a diamond engagement ring for my soon-to-be-fiance!

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,718.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374646

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374646	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374646. Member loan 374646 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	AMSI	Debt-to-income ratio:	16.20%
Length of employment:	2 years 3 months	Location:	Canton, GA

Home town:	Knoxville
Current & past employers:	AMSI, Polymerland
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

This loan will be used to complete the showroom/training facility for a small machine distributor in the southeast. Monies will go towards, flooring and wall completion of existing building, lighting, partitions and signage. Equipment will be provided by manufacturing facility on consignment and has been pre-arranged. Company incorporated in November 06 and existing building houses two offices, conference center and misc. - 2 restroom facilities and kitchen/break area.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	45
Revolving Credit Balance:	$58,301.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374652

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374652	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374652. Member loan 374652 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Applied Machine Sales	Debt-to-income ratio:	10.08%
Length of employment:	3 years	Location:	Canton, GA

Home town:	Clearwaater
Current & past employers:	Applied Machine Sales
Education:	St. Petersburg College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate debt to make repayment easier and affordable.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	45
Revolving Credit Balance:	$36,566.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374666	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374666. Member loan 374666 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,262 / month
Current employer:	Goodrich	Debt-to-income ratio:	12.53%
Length of employment:	1 year 7 months	Location:	Fairfield, CA

Home town:
Current & past employers:	Goodrich, Ashland
Education:	UC Davis

This borrower member posted the following loan description, which has not been verified:

I just purchased a new vehicle and would like to combine the two cars I own into one monthly payment. Both cars are from 2006. Remaining balances are: Car 1.) 2500 Car 2.) 8500 Car values are as follows (KBB private party good condition): Car 1.) 11000 Car 2.) 12000 I have a stable job as a pricing analyst working for a defense company in Northern California. I am a family man with one little boy and a loving wife. Feel free to ask me questions. I own a home with a very low monthly payment (FHA certified loan). I am also a UC Davis undergraduate with a degree in economics. By combining these loans into one (I will pay the remaining balance of $3800 with cash reserves) I will be able to lower my monthly payments to $250 and use the excess funds to pay down the principle.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,596.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374667

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374667	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374667. Member loan 374667 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Lightning Communication Systems Inc	Debt-to-income ratio:	18.00%
Length of employment:	2 years 2 months	Location:	Michigan City, IL

Home town:	Westwood
Current & past employers:	Lightning Communication Systems Inc, AT&T Inc.
Education:	Purdue University-North Central Campus

This borrower member posted the following loan description, which has not been verified:

We are a technology integrator, in business for 10 years now. We design and install audio/visual systems, computer networks, security systems, for commercial and residential customers, we also have a retail side, and are industry and vendor certified for dozens of companies. We have been growing steadily but like others have experienced cash flow issues due to customers paying slowly on projects, mostly from our public sector / government projects. The funds will be used to maintain payroll cushions and to shore up inventory in the short term. We are also waiting on bank financing to come through. We pride ourselves on paying our bills on time and have strong credit, we need a bit of help to keep ourselves going. Our plan is to pay off the funds early and as soon as possible.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,683.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 374672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374672	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374672. Member loan 374672 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Express Scripts	Debt-to-income ratio:	11.88%
Length of employment:	10 months	Location:	Saint Louis Park, MN

Home town:	Minneapolis
Current & past employers:	Express Scripts, Weststar Umpires
Education:	Minnesota State University-Mankato

This borrower member posted the following loan description, which has not been verified:

I have two credit cards that I want to consolidate into one monthly payment. With my interest rates in the mid-20's, interest has been taking a toll on knocking the debt down in a timely fashion. With Lending Club, I can cut my interest rate significantly, save money, and pay off my debt in under three years. I have never missed a payment on my mortgage, car loan, or credit cards in the eight years of establishing credit.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,085.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374725	$4,800	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374725. Member loan 374725 was requested on January 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	oum elqura corp	Debt-to-income ratio:	13.80%
Length of employment:	26 years	Location:	elizabeth, NJ

Home town:
Current & past employers:	oum elqura corp
Education:

This borrower member posted the following loan description, which has not been verified:

i just need this loan to moove to another apt in a nother city ,thank u

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,761.00	Public Records On File:	1
Revolving Line Utilization:	54.20%	Months Since Last Record:	50
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 374765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374765	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374765. Member loan 374765 was requested on January 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	SALVATORE MILELLI	Debt-to-income ratio:	15.41%
Length of employment:	3 years 9 months	Location:	Morristown, NJ

Home town:	LANDING
Current & past employers:	SALVATORE MILELLI
Education:	Seton Hall University

This borrower member posted the following loan description, which has not been verified:

I used my credit card to make a payment for college and would like pay off my credit card and work towards being debt free asap.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,183.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 101 dated January 21, 2009